                                                                      EXHIBIT 12

                        EXTENDICARE HEALTH SERVICES INC.
                      EARNINGS TO FIXED CHARGE CALCULATION

                                                        PROFORMA
                                                 ----------------------      ACTUAL FOR THREE
                                                 3 months     12 months         MONTHS ENDED
                                                   ended        ended       -------------------
                                                  Mar. 31      Dec. 31      Mar. 31     Mar. 31
                                                    2002        2001         2002        2001
                                                 --------     ---------     -------     -------
EARNINGS FROM CONTINUING OPERATIONS
Earnings before extraordinary items, taxes
   and minority interest                           1,613       (45,360)       2,970     (10,430)
Add:   Fixed charges                              11,046        49,815        9,689      11,993
       Amortization of interest capitalized            -             -            -           -
Less:  Interest capitalized                            -             -            -           -
                                                 -------       -------       -------    -------
EARNINGS                                          12,659         4,455       12,659       1,563
                                                 =======       =======       =======    =======
FIXED CHARGES
  Interest expense (including amortization
    of deferred financing charges)                 9,687        43,285        8,330      10,283
  Interest capitalized                                 -             -            -           -
Estimate of interest within rental expense         1,359         6,530        1,359       1,710
                                                 -------       -------       -------    -------
TOTAL FIXED CHARGES                               11,046        49,815        9,689      11,993
                                                 =======       =======       =======    =======

EARNINGS TO FIXED CHARGES RATIO                     1.15          0.09         1.31        0.13
                                                 -------       -------       -------    -------
DOLLAR AMOUNT OF THE DEFICIENCY                       na        45,360           na      10,430
  (if less than 1:1 ratio)
ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
      Rental expense                               3,034        14,575        3,034       3,817
      Multiplier                                       8             8            8           8
                                                 -------       -------       -------    -------
      Value of rented equipment/assets            24,272       116,600       24,272      30,536
      Equity assumed at 20%                        4,854        23,320        4,854       6,107
      Debt of Lessor                              19,418        93,280       19,418      24,429
      Estimated interest rate                       7.0%          7.0%         7.0%        7.0%
                                                 -------       -------       -------    -------
      Estimated interest expense in rent           1,359         6,530        1,359       1,710
                                                 =======       =======       =======    =======
PROFORMA IMPACT OF DEBT OFFERING
      Interest expense as reported                 8,330        37,857
      Incremental interest expense                 1,357         5,428
                                                 -------       -------
      Proforma interest expense                    9,687        43,285
                                                 =======       =======
      Earnings as reported                         2,970       (39,932)
      Incremental interest expense                (1,357)       (5,428)
                                                 -------       -------
      Proforma earnings                            1,613       (45,360)
                                                 =======       =======
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
                                                                       ACTUAL FOR 12 MONTHS ENDED
                                                   ------------------------------------------------------------------
                                                   Mar. 31     Dec. 31    Dec. 31      Dec. 31    Dec. 31     Dec. 31
                                                     2002       2001       2000          1999      1998         1997
                                                   -------     -------    -------      -------    -------     -------
EARNINGS FROM CONTINUING OPERATIONS
Earnings before extraordinary items, taxes
   and minority interest                           (26,532)   (39,932)    (82,346)    (123,180)   109,252      59,130
Add:   Fixed charges                                42,083     44,387      53,588       60,251     66,175      30,919
       Amortization of interest capitalized              -          -           -            -          -           -
Less:  Interest capitalized                              -          -           -         (301)    (1,099)       (825)
                                                   -------    -------     -------      -------    -------    --------
EARNINGS                                            15,551      4,455     (28,758)     (63,230)   174,328      89,224
                                                   =======    =======     =======      =======    =======    ========
FIXED CHARGES
  Interest expense (including amortization
    of deferred financing charges)                  35,904     37,857      46,541       52,499     57,955      25,519
  Interest capitalized                                   -          -           -          301      1,099         825
Estimate of interest within rental expense           6,179      6,530       7,047        7,451      7,121       4,575
                                                   -------    -------     -------      -------    -------    --------
TOTAL FIXED CHARGES                                 42,083     44,387      53,588       60,251     66,175      30,919
                                                   =======    =======     =======      =======    =======    ========

EARNINGS TO FIXED CHARGES RATIO                       0.37       0.10       (0.54)       (1.05)      2.63        2.89
                                                   -------    -------     -------      -------    -------    --------
DOLLAR AMOUNT OF THE DEFICIENCY                     26,532     39,932      82,346      123,481         na          na
  (if less than 1:1 ratio)
ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
      Rental expense                                13,792     14,575      15,731       16,631     15,895      10,213
      Multiplier                                         8          8           8            8          8           8
                                                   -------    -------     -------      -------    -------    --------
      Value of rented equipment/assets             110,336    116,600     125,848      133,048    127,160      81,704
      Equity assumed at 20%                         22,067     23,320      25,170       26,610     25,432      16,341
      Debt of Lessor                                88,269     93,280     100,678      106,438    101,728      65,363
      Estimated interest rate                         7.0%       7.0%        7.0%         7.0%       7.0%        7.0%
                                                   -------    -------     -------      -------    -------    --------
      Estimated interest expense in rent             6,179      6,530       7,047        7,451      7,121       4,575
                                                   =======    =======     =======      =======    =======    ========
PROFORMA IMPACT OF DEBT OFFERING
      Interest expense as reported
      Incremental interest expense

      Proforma interest expense

      Earnings as reported
      Incremental interest expense

      Proforma earnings
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